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                                                                      EXHIBIT 11

                              FINE HOST CORPORATION
                          COMPUTATION OF PER SHARE LOSS
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)


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

                                                            THREE MONTHS ENDED
                                                     ------------------------------
                                                        MARCH 26,        MARCH 27,
                                                             1997          1996
                                                     ------------      ------------
                                                              (as restated)

Loss applicable to Common Stock                       $(2,478)            $(1,001)
Stock warrant accretion                                     -              (1,040)
                                                     ----------          ----------
Net loss attributable to Common
      Stockholders                                    $(2,478)            $(2,041)
                                                     ----------          ----------
                                                     ----------          ----------

Weighted average number of common shares
      outstanding                                        7,669              2,048
Average convertible Preferred shares
      outstanding                                            -                -
Assumed conversion of:
      Warrants                                               -                -
      Options                                                -                -
      Subordinated Notes                                     -                -
                                                     ----------          ----------
Average number of shares of Common Stock
      outstanding                                        7,669              2,048
                                                     ----------          ----------
                                                     ----------          ----------

Net loss per share                                   $    (.32)           $(1.00)
                                                     ----------          ----------
                                                     ----------          ----------
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